Exhibit 99.1

Press Release
For Immediate Release	Contact:	Christopher D. Myers
President & Chief Executive Officer (909) 980-4030

CVB Financial Corp. CFO Postpones Retirement

Ontario, California, August 12, 2010- CVB Financial Corp. (NASDAQ:CVBF) announced that Edward J. Biebrich, Jr, Chief Financial Officer, has postponed his retirement in order to assist the Company in responding to the Securities and Exchange Commission inquiry.

“Much has been made of the notice of my resignation coinciding with the receipt of the subpoena from the SEC. This is strictly a coincidence and my retirement is not caused by the subpoena,” said Mr. Biebrich. “I have been contemplating retiring for a while and started building a retirement house in March of this year. However, I now plan to continue in my role as CFO.”

CVB Financial Corp. is the holding company for Citizens Business Bank, a financial services company based in Ontario, California. Citizens Business Bank serves 42 cities with 44 business financial centers and 6 commercial banking centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of “CVBF.” For investor information on CVB Financial Corp., visit our Citizens website at www.cbbank.com and click on the Investors tab.

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